UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MIDD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2025, The Middleby Corporation (the “Company”), Mosaic Merger Sub. Inc., a wholly owned subsidiary of the Company (“MMS”), Middleby Worldwide Inc., a wholly owned subsidiary of the Company (“MWW”), Middleby Outdoor IP Holdings, Inc., a wholly owned subsidiary of the Company (“MOIP” and, collectively with MMS and MWW, “Sellers”), RKG Group Partners LP (the “Partnership”), Rise Buyer LP, an affiliate of 26North Partners LP (“Buyer”), and Rise Merger Sub, LLC, a wholly owned subsidiary of Buyer (“Buyer Merger Sub”), entered into a partnership interest purchase agreement (the “Purchase Agreement”) pursuant to which the Company will sell a 51% stake in its Residential Kitchen business (the “Business”) to Buyer, in a transaction (the “Transaction”) valuing the Business at $885 million. Following the Transaction, the Company will retain a 49% non-controlling ownership interest in the Partnership, a new standalone joint venture holding the Business, while receiving upfront cash proceeds of approximately $540 million and a $135 million Seller Note (as defined below).

Restructuring

The Transaction will involve the transfer by the Company and its indirect subsidiaries (including Sellers) of certain Business-related entities, assets and liabilities to the Partnership (such transfers and related actions, collectively, the “Restructuring”) at or prior to consummation of the Transaction (the “Closing”) pursuant to a steps plan (the “Restructuring Steps Plan”). As partial consideration for Sellers’ contribution of the Business to the Partnership, the Partnership will issue a promissory note in favor of Middleby Marshall Inc., a wholly owned subsidiary of the Company, in the principal amount of $135 million (the “Seller Note”), payable by the Partnership. The Seller Note will be repaid in full before any distributions, other than tax distributions, may be made to the limited partners of the Partnership (including in connection with any transaction where proceeds would otherwise be paid directly to the limited partners, rather than to the Partnership).

Immediately prior to Closing, (i) Buyer and Buyer Merger Sub will cause the credit facilities under the Credit Agreement (as defined below) to be funded in accordance with the Debt Commitment Letter (as defined below), (ii) Buyer Merger Sub will be merged with and into the Partnership (the “Merger”), with the Partnership continuing as the surviving company (the “Surviving Company”) in the Merger, (iii) in exchange for the contribution by MMS to the Partnership of certain assets and interests in certain entities in accordance with the Restructuring Steps Plan, the Surviving Company will pay to MMS an amount equal to $400,000,000 (the “Contribution Payment”), and (iv) an indirectly wholly owned subsidiary of the Partnership formed pursuant to the Restructuring will assume from the Surviving Company for no consideration all obligations under the Credit Agreement. At the effective time of the Merger, all the properties, rights, privileges, powers and franchises of the Partnership and Buyer Merger Sub (including the proceeds of the loans under the Credit Agreement) will vest in the Surviving Company, and all debts, liabilities and duties of the Partnership and Buyer Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

Closing Conditions

The Closing is subject to the satisfaction or waiver of customary conditions, including: (i) the expiration or termination of the waiting period applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law, order, decree or ruling restraining, enjoining or otherwise prohibiting or making illegal the Transaction (a “Closing Legal Impediment”), (iii) the accuracy of each party’s representations and warranties, subject to certain standards and qualifications as set forth in the Purchase Agreement, (iv) the parties having performed or complied with their respective obligations and covenants set forth in the Purchase Agreement in all material respects, (v) the absence of a material adverse effect on the Partnership or the Business between signing of the Transaction and Closing, (vi) the completion of the Restructuring in accordance with the terms of the Restructuring Steps Plan, (vii) the Contribution Payment being made to MMS or its designee, and (viii) the receipt by Buyer and Sellers, respectively, of certain customary deliverables as set forth in the Purchase Agreement, including evidence of certain lien releases and executed counterparts to certain ancillary agreements which have not been executed and delivered prior to the Closing.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations and warranties of each party, including fundamental representations and warranties made by Sellers regarding title and ownership of the partnership interests of the Partnership to be purchased by Buyer and similar other matters. The representations and warranties of each party set forth in the Purchase Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, and investors should not rely on them as statements of fact. The parties have also agreed to various customary covenants, including, among others, with respect to the operation of the Partnership and the Business prior to the Closing and to use reasonable best efforts to take all actions necessary, proper or advisable under regulatory laws to consummate the Transaction. Additionally, the parties are entitled to seek specific performance under the terms and subject to the conditions of the Purchase Agreement.

Financing

Buyer has obtained debt and equity financing commitments for the purpose of financing the Transaction. Funds advised by affiliates of Buyer have committed to capitalize Buyer at the Closing on the terms and subject to the conditions set forth in an equity commitment letter delivered by the applicable funds to Buyer. Pursuant to a Debt Commitment Letter dated as of December 4, 2025 (the “Debt Commitment Letter”), Silver Point Finance, LLC committed to fund to Buyer Merger Sub, at or prior to the Merger on the date of Closing, $400 million of term loans, and to provide a $50 million revolving credit facility, of which up to $6.5 million will be available on the date of Closing. The availability and funding of the initial borrowings under the Credit Agreement are subject to customary limited conditionality provisions for a transaction of this type, as set forth in the Debt Commitment Letter, including execution and delivery of a credit agreement (the “Credit Agreement”) and other customary loan documents.

Indemnification

The Partnership has agreed to indemnify Sellers and their affiliates for certain liabilities relating to the Business or arising out of the operation of the Business or its assets, whether arising prior to, at or following the Closing. Sellers have agreed to indemnify the Partnership and its affiliates (including Buyer) for liabilities of Sellers and their affiliates with respect to the businesses retained by Sellers and any other liabilities that are not liabilities arising out of the operation of the Business, certain tax liabilities and certain other indemnifiable matters, whether arising prior to, at or following the Closing. Buyer has obtained a representations and warranties insurance policy for any liabilities relating to breaches of Sellers’ representations or warranties under the Purchase Agreement.

Termination Rights and Termination Fee

The Purchase Agreement provides various termination rights for Sellers and Buyer, including: (i) the right to terminate by mutual written agreement of Sellers and Buyer; (ii) the right for either Sellers or Buyer to terminate (A) if the Closing has not occurred on or before April 3, 2026, or (B) there is a Closing Legal Impediment in effect that has become final and nonappealable; (iii) the right of either Sellers or Buyer to terminate the Purchase Agreement if there is a breach or failure of any of the other party’s representations, warranties, covenants or agreements that would result in a failure of an applicable Closing condition (subject to a cure period); and (iv) Sellers’ right to terminate if (A) all of the Closing conditions have been satisfied or waived (other than those that by their nature are to be satisfied at Closing; provided that they are then capable of being satisfied) and Buyer fails to consummate the Closing within three business days of the date the Closing should have occurred under to the Purchase Agreement, (B) Sellers stood ready, willing and able to consummate the Closing and have given Buyer irrevocable written notice confirming that all conditions precedent to Sellers’ obligation to consummate the Closing have been satisfied or waived, and (C) Buyer fails to consummate the Transaction within three business days (the failure in such clause (iv), a “Financing Failure”).

Subject to various limitations, the Sellers are entitled to a termination fee of $36,108,000 from Buyer in the event the Purchase Agreement is terminated by (A) Sellers due to a Financing Failure or Buyer’s uncured breach of any of its representations, warranties, covenants or agreements that would result in a failure of an applicable Closing condition, or (B) Buyer because Closing has not occurred on or before April 3, 2026 and at such time Sellers were entitled to terminate the Purchase Agreement due to a Financing Failure or Buyer’s uncured breach of any of its representations, warranties, covenants or agreements that would result in a failure of an applicable Closing condition.

Ancillary Agreements

In connection with the execution of the Purchase Agreement, the parties also anticipate entering into ancillary agreements that will govern, among other things, post-Closing governance, intellectual property rights, transition services and restrictive covenants, each of which would only become effective at and upon the Closing. These agreements include:

•

a Limited Partnership Agreement, which will set forth each party’s rights and responsibilities with respect to the Partnership and their respective interest in the Partnership from and after the Closing, including, but not limited to, with respect to the management of the Partnership, composition of the board of directors of the Partnership, certain consent rights in favor of the Company, limitations on transfers by the partners, allocations of profits and losses, distributions to the partners, preemptive rights of the parties and other matters;

•	a Transition Services Agreement, pursuant to which the Company (or its applicable affiliates) will provide certain services to the Partnership for a transitional period following the Closing;

•	an Intellectual Property Matters Agreement, pursuant to which the Company and the Partnership will grant each other licenses to various intellectual property rights; and

•	a Restrictive Covenant Agreement, pursuant to which the Company and the Partnership will each agree to certain restrictive covenants.

Item 8.01	Other Events.

On December 4, 2025, the Company jointly issued a press release in connection with the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are provided as part of this report:

Exhibit No.	Description

99.1	Press Release, dated December 4, 2025, issued by The Middleby Corporation.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve known and unknown risks, uncertainties and other factors, which could cause the Company’s actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statements in this report are based on numerous assumptions regarding the present and future business strategies of the Company, Buyer and the Partnership and the environment in which each will operate in the future. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the ability to achieve the expected benefits from the transaction within the time frames indicated or at all, and that the separation of the operations of the Partnership from the Company’s other operations may be more difficult or costly than expected; the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of the Company or Buyer; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; dependence on key customers; delays, challenges and expenses associated with separation of the operations of the Partnership; legislative, regulatory and economic developments; volatility in earnings resulting from goodwill impairment losses, which may occur irregularly and in varying amounts; variability in financing costs and interest rates; quarterly variations in operating results; risks associated with the Company’s foreign operations, including international exposure, political risks affecting international sales, market acceptance and demand for the Company’s products and the Company’s ability to manage the risk associated with the exposure to foreign currency exchange rate fluctuations; the Company’s ability to protect its trademarks, copyrights and other intellectual property; changing market conditions, including inflation; the impact of competitive products and pricing; the state of the residential construction, housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans and consumer credit; intense competition in the Company’s business segments, including the impact of both new and established global competitors; unfavorable tax law changes and tax authority rulings; cybersecurity attacks and other breaches in security; the continued ability to realize profitable growth through the sourcing and completion of strategic acquisitions; the timely development and market acceptance of the Company’s products; the availability and cost of raw materials; the possibility that the proposed spin-off of the Company’s Food Processing business (“FP” or “FP business”) will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors, including the possibility that various closing conditions for the spin-off may not be satisfied; the potential disruption to the Company’s business in connection with the proposed transaction or spin-off; the potential that the FP business and the Company do not realize all of the expected benefits of the spin-off; that the spin-off may be more difficult, time consuming or costly than expected; the failure of the spin-off to qualify for the expected tax treatment; potential adverse effects of the announcement of the proposed FP spin-off or results thereof, including on the market price of the Company’s common stock, the ability of the Company to develop and maintain relationships with personnel, customers, suppliers and others with whom it does business or the Company’s business, financial condition, results of operations and financial performance; and risks related to diversion of the Company’s management’s attention from its ongoing business operations due to the transaction and the proposed FP spin-off. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Other factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in the Company’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this report are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, the Company and Buyer undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Date: December 4, 2025	By:	/s/ Bryan E. Mittelman
Bryan E. Mittelman Chief Financial Officer